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                 SUPPLEMENTAL AGREEMENT TO AGREEMENT CONCERNING
            CONVERSION OF CONVERTIBLE NOTE AND CONNECTICUT PRESENCE

         SUPPLEMENTAL AGREEMENT, dated as of November 23, 1999, between Genaissance Pharmaceuticals, Inc. (the "Company") and Connecticut Innovations, Incorporated (the "Investor").

         WHEREAS, the Company and the Investor are parties to a certain Agreement Concerning Conversion of Convertible Note and Connecticut Presence (the "Existing Agreement") (capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Existing Agreement); and

         WHEREAS, as of the date hereof, the Company has issued a certain Mandatory Convertible Promissory Note (the "Note") to the Investor in the amount of $500,000; and

         WHEREAS, as of the date hereof, the Company has issued a certain Common Stock Purchase Warrant (the "Warrant") to the Investor; and

         WHEREAS, the Note is convertible, upon the terms set forth therein, into certain shares (the "Preferred Shares") of the Series B Preferred Stock of the Company; and

         WHEREAS, the Warrant is exercisable, upon the terms set forth therein, for certain shares (the "Warrant Shares") of the Common Stock of the Company; and

         WHEREAS, the parties hereto desire to provide the Investor with certain put and other rights with respect to the Preferred Shares and the Warrant Shares substantially similar to the put and other rights that are set forth in Section 5 of the Existing Agreement.

         NOW THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

         1. The Preferred Shares and the Warrant Shares shall be treated as if they are Preferred Shares and Common Shares, respectively, under the Existing Agreement and, as such, shall be subject to the Put provisions of Section 5 of the Existing Agreement; PROVIDED, HOWEVER, that

         (a) Section 5(c)(x)(ii), as it applies to the Preferred Shares, shall read as follows:

                  an amount equal to the Series B Preferred Stock Issue Price (as defined in the Note) of such Share plus an amount calculated to yield to the Investor an aggregate twenty-five percent (25%) annually compounded rate of return on such share of Series B Preferred Stock for the period from the
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                  Series B Preferred Stock Issue Date (as defined in the
                  Note) through and including the date when the Put Price is paid to the Investor, less the amount of any dividends previously paid to the Investor with respect to such Share.

         (b) Section 5(c)(y)(ii), as it applies to the Warrant Shares, shall read as follows:

                  an amount equal to the Adjusted Exercise Price of such Share (at the time of exercise) plus an amount calculated to yield to the Investor an aggregate twenty-five percent (25%) annually compounded rate of return on the Adjusted Exercise Price of such Share for the period from the date of exercise through and including the date when the Put Price is paid to the Investor, less the amount of any dividends previously paid to the Investor with respect to such Share.

         (c) for purposes of Section 5(c), the Put Price as to each share of Common Stock underlying each unexercised Warrant shall be the excess, if any, of the Current Market Price (as defined in the Existing Agreement) of one share of Common Stock purchasable upon exercise of such Warrant over the Adjusted Exercise Price (as defined and determined under the Warrant) of such Warrant as of the date of determination.

         2. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of the Preferred Shares and the Warrant Shares); PROVIDED, HOWEVER, that the provisions of Section 1 hereof shall not succeed to or be assigned to any non-affiliate of the Investor.

         3. Notices given under this Agreement shall be given in the same fashion as under the Existing Agreement.

         4. This Agreement shall be governed by and construed under the laws of the State of Connecticut, without regard to principles of conflicts of laws and rules of such state.

         5. This Agreement may be executed in two or more counterparts (including by way of facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                      [THE NEXT PAGE IS THE SIGNATURE PAGE]
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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                GENAISSANCE PHARMACEUTICALS, INC.



                                By:  /s/ Kevin Rakin
                                     ----------------------------------
                                     Name: Kevin Rakin
                                     Title:   Executive Vice President

                                CONNECTICUT INNOVATIONS, INCORPORATED



                                By:  /s/ Victor R. Budnick
                                     ----------------------------------
                                     Name:  Victor R. Budnick
                                     Title:  Executive Director